UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 27, 2008

ML TRANSTREND DTP ENHANCED FUTURESACCESS LLC
(Exact name of each Registrant as specified in its Charter)

Delaware (State or other jurisdiction of incorporation or organization)	0-52701 (Commission File Number)	30-0408288 (IRS Employer ID Number)

c/o Merrill Lynch Alternative Investments LLC Hopewell Corporate Campus 1200 Merrill Lynch Drive – 1B Pennington, New Jersey 08534 (Address of principal executive offices) (Zip Code)

(609) 274-5838
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrants under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Merrill Lynch Alternative Investments LLC (“MLAI”) is the manager (the “Manager”) of ML Transtrend DTP Enhanced FuturesAccess LLC (the “registrant”).

(b)           Effective as of March 27, 2008, Robert D. Ollwerther resigned as the Chief Executive Officer and President of the Manager, and resigned as a member of the Manager’s Board of Managers.

(c)           Effective as of March 27, 2008, Paul Morton became the Chief Executive Officer and President of the Manager.

Paul Morton was born in 1964. He is the Chief Executive Officer of MLAI, and also serves as the COO for the Global Investment and Insurance Solutions (GIIS) group for Merrill Lynch. As COO of GIIS, Mr. Morton leads the market investments business within the group, which includes secondary equity, debt, listed options, futures and FX for Merrill Lynch’s Global Wealth Management division. Prior to serving as COO of GIIS, Mr. Morton worked in the equity and debt trading management of Merrill Lynch. Prior to joining Merrill Lynch in 1996, Mr. Morton worked in the equity derivatives at Paine Webber. From 1988-1993, Mr. Morton served as an officer in the US Army for five years. Mr. Morton holds a BS (Aerospace Engineering) from the United States Military Academy at West Point (1988) and a MBA (Finance) from the Wharton School at the University of Pennsylvania (1995).

(d)           Effective as of March 27, 2008, Paul Morton became a member of the Manager’s Board of Managers.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ML TRANSTREND DTP ENHANCED FUTURESACCESS LLC

By:	Merrill Lynch Alternative Investments LLC
Its: Manager

By:	/s/ Barbra Kocsis
Name: Barbra Kocsis
Title : Chief Financial Officer

Date:  March 27, 2008